Exhibit 10.5

Execution Version

SECOND AMENDMENT TO ADDENDUM TO MORTGAGE SELLING AND SERVICING CONTRACT (EAR Agreement)

This Second Amendment (the “Second Amendment”) to that Addendum To Mortgage Selling and Servicing Contract dated effective as of April 1, 2014 and amended by a First Amendment to Addendum to Mortgage Selling and Servicing Contract dated as of June 1, 2014 (as so amended, the “EAR Agreement”) by and between FANNIE MAE, a corporation organized and existing under the laws of the United States (“Fannie Mae”) and Green Tree Servicing LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Servicer”), is hereby mutually agreed upon and entered into effective December 19, 2014.

WITNESSETH:

WHEREAS, Fannie Mae and Servicer desire to amend and reduce the Early Reimbursement Amount Limit and make certain other amendments to the EAR Agreement.

NOW, THEREFORE, in consideration of the mutual premises, covenants and conditions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon terms and subject to the conditions set forth herein, Fannie Mae and Servicer agree as follows:

Section 1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the EAR Agreement, as amended hereby, are used herein as therein defined.

Section 2. Early Reimbursement Amount Limit. The Section of the EAR Agreement titled “Early Reimbursement Amount Limit” shall be amended and restated in its entirety to provide as follows:

Fannie Mae’s obligation to make payment of Periodic Early Reimbursement Amounts will not exceed a maximum Aggregate Early Reimbursement Amount of Two Hundred Million ($200,000,000) dollars.

Section 3. Schedule 1. Schedule 1 to the EAR Agreement shall be amended and replaced with the attached revised Schedule 1.

Section 4. Schedule 2. Schedule 2 to the EAR Agreement shall be amended and replaced with the attached revised Schedule 2.

Section 5. Continuing Effect of the EAR Agreement. Except as expressly amended hereby, the provisions of the EAR Agreement are and shall remain in full force and effect.

Section 6. Counterparts. This Second Amendment to EAR Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signatures Follow]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Second Amendment to EAR Agreement to be duly executed in its name by one of its duly authorized officers, all as of the date first above written.

FANNIE MAE		GREEN TREE SERVICING LLC

By:	/s/ Tara Malone	By:	/s/ Cheryl Collins

Name:	Tara Malone	Name:	Cheryl Collins

Title:	Vice President	Title:	SVP & Treasurer

Date:	12/19/2014	Date:	12/19/2014

SCHEDULE 1

Original Advancing Servicer or Originator	SSID Number	Transfer Date
GMAC Mortgage, LLC	261840111 261840120 261840138 261840146 261840804 261840855	January 31, 2013
Bank United	261840049	April 1, 2009
Hayhurst Mortgage, Inc	261840073	February 1, 2010

Advances made by Servicer relating to Mortgage Loans in each of the above referenced acquired portfolios after the applicable Transfer Date shall be Eligible Advances.

SCHEDULE 2

Original Advancing Servicer	Legacy Advance Type; Early Reimbursement rate	Transfer Date
GMAC Mortgage, LLC	P&I Delinquency Advance: 100% T&I Escrow Advances: 80% Corporate Servicing Advances: 80%	January 31, 2013